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                                 EXHIBIT 99.6(A)


                               CRABBE HUSON FUNDS

                             DISTRIBUTION AGREEMENT


          Agreement made as of _______________, 1996, between Crabbe Huson Funds, a Delaware business trust (the "Trust"), and Crabbe Huson Securities, Inc. (the "Distributor").

                                    RECITALS

          1. The Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company. It is in the interest of the Trust to offer its shares of beneficial interest in the Trust (the "Shares") for sale to the public on a continuous basis.

          2. The Trust operates as a "series company" within the meaning of Rule 18f-2 of the 1940 Act. The Trust's Declaration of Trust establishes nine separate series and permits the Board of Trustees to establish additional series (the "Series").

          3. The Distributor is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is engaged in the business of distributing Shares of registered investment companies either directly or through other broker-dealers.

          4. The Trust and the Distributor wish to enter into an agreement with each other, with respect to the continuous offering of the Trust's Shares from and after the date hereof in order to promote the growth of the Trust and facilitate the distribution of its Shares.

          5. The Trust has adopted a plan of distribution pursuant to Rule 12b-1 under the 1940 Act (the "Plan") that provides that each Series shall become subject to the Plan authorizing payments by the Trust to the Distributor with respect to the distribution of Shares of that Series and the maintenance of shareholder accounts. Upon approval of the shareholders of each Series that Series shall become subject to the Plan.


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                                    AGREEMENT

          NOW, THEREFORE, the parties agree as follows:

Section 1.  APPOINTMENT OF THE DISTRIBUTOR.

          The Trust hereby appoints the Distributor to act as the distributor of Shares of each Series of the Trust on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 4 hereof.

Section 2.  DELIVERY OF DOCUMENTS.

          The Trust has furnished the Distributor with copies, properly certified or otherwise authenticated, of each of the following documents and will deliver to the Distribution all future amendments and supplements, if any:

          (i)  The Trust's Declaration of Trust;

          (ii) The Trust's By-Laws:

         (iii) Resolutions of the Trust's Board of Trustees authorizing the execution and delivery of this Agreement;

          (iv) The Trust's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission") relating to the Trust (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement");

          (v) The Trust's most recent Prospectus and Statement of Additional Information and all amendments and supplements thereto (such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus");

          (vi) The Trust's audited financial statements; and

         (vii) Any other information that the Distributor may reasonably request.

Section 3.  REGISTRATION AND SALE OF ADDITIONAL SHARES.

          The Trust will from time to time use its best efforts to register under the Securities Act such Shares not already so registered as the Distributor may reasonably be expected to sell as agent on behalf of the Trust. This Agreement relates to the


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issue and sale of Shares that are duly authorized and registered and available for sale by the Trust if, but only if, the Trust sees fit to sell them. The Trust will take such action as may be necessary from time to time to qualify Shares for sale in such states as are mutually agreeable to the Distributor and the Trust, and to maintain such qualification if and so long as such Shares are duly registered under the Securities Act.

Section 4.  SERVICES AND DUTIES.

          The Distributor enters into the following covenants with respect to its services and duties:

          4.1 The Distributor agrees to sell, as agent on behalf of the Trust, from time to time during the term of this Agreement, authorized and issued Shares of each Series upon the terms and at the public offering price, which will be the net asset value per share of the Series as determined in the Prospectus. The Distributor is hereby authorized and will use its best efforts (but only in states in which it may lawfully do so) to enter into agreements with broker-dealers that are lawfully registered under federal and applicable state law ("Selling Agents") providing for such Selling Agents to obtain from investors unconditional orders for Shares, provided that the Distributor may in its discretion refuse to accept orders for such Shares from any particular applicant. The Distributor will act only in its own behalf as principal in making agreements with Selling Agents. No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for the Trust in connection with the offering or sale of Shares to the public or otherwise. The Distributor shall use its reasonable efforts to sell Shares of the Trust but shall not be obligated to sell any certain number of Shares.

          4.2 The Distributor shall prepare and, after review by the Trust, file with the National Association of Securities Dealers, Inc. or other organization as required by federal or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each Series. The Trust will not permit the use of any sales literature unless it has been so reviewed and filed.

          4.3 In performing all of its services and duties as the Distributor, the Distributor will act in conformity with the Declaration of Trust, By-Laws, Prospectus and resolutions and other instructions of the Trust's Board of Trustees (as provided by the Trust) and will comply with the requirements of the Securities Act, the Exchange Act, the 1940 Act and all other applicable federal or state laws.


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          4.4  The Trust shall have the right to suspend the sale of Shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Series at any time permitted by the 1940 Act or the rules and regulations ("Rules") promulgated thereunder. If and whenever a suspension of the right of redemption or postponement of the date of payment or redemption has been declared and has become effective, then, until such suspension or postponement is terminated, no further orders for the Series shall be accepted by the Distributor except such unconditional orders placed with the Distributor before the Distributor has knowledge of the suspension.

          4.5 The Trust reserves the right to reject any order for Shares but will not do so arbitrarily or without reasonable cause.

Section 5.  COMPENSATION.

          5.1 The Trust shall pay up to one-twelfth (1/12) of .25% of each Series' average daily net assets to the Distributor to reimburse the Distributor for actual expenses incurred in the distribution and promotion of the Trust's Shares, to the extent permitted by Rule 12b-1, and as determined in accordance with the Prospectus and the Plan. Amounts payable under the Plan shall be accrued daily and paid monthly or at such other intervals as the Trustees may determine. Amounts payable under the Plan shall be subject to the limitations of Article III, Section 26 of the NASD Rules of Fair Practice. Distribution expenses that are not allocable to a specific Series are allocated to a Series based on the number of new accounts established by that Series during the fiscal year compared with new accounts established by all Series.

          5.2 So long as the Plan or any amendment thereto is in effect, the Distributor, on a quarterly basis, shall inform the Board of Trustees of the trailer commissions to be paid by the Distributor to Selling Agents who have entered into selling agent agreements with the Distributor, or any other amounts expended by the Distributor under this Agreement, and of the purposes of such expenditures. So long as the Plan (or any amendment thereto) is in effect, at the request of the Board of Trustees or any agent or representative of the Trust, the Distributor shall provide such additional information as may reasonably be requested concerning the activities of the Distributor hereunder and the costs incurred in performing such activities.

          5.3 Expenses of distribution with respect to the Shares of the Trust include, among others:

               (a) commissions, including trailer commissions paid to, or on account of, broker-dealers that have entered into selling agent


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                    agreements with the Distributor with respect to Shares of
                    the Fund;

               (b) advertising for the Fund in various forms through any available medium, including the cost of printing and mailing Fund Prospectuses, and periodic financial reports and sales literature to persons other than current shareholders of the Fund; and

               (c) compensation to investment advisors or other persons or entities that promote the sale of any Series' shares.

Section 6.  ALLOCATION OF EXPENSES.

          6.1 The Trust shall bear all costs and expenses of the continuous offering of its Shares, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required Registration Statements and/or Prospectuses under the 1940 Act or the Securities Act, and preparing and mailing annual and periodic reports and proxy materials to shareholders (including but not limited to the expense of setting in type any such Registration Statements, Prospectuses, annual or periodic reports or proxy materials). The Trust shall also bear the cost and expenses of qualification of the Shares for sale, and, if necessary or advisable in connection therewith, of qualifying the Trust as a broker or dealer, in such states of the United States or other jurisdictions as shall be selected by the Trust, and the cost and expense payable to each such state for continuing qualification therein until the Trust decides to discontinue such qualification. As set forth in Section
4.1 above, the Trust shall also bear the expenses it assumes pursuant to the Plan with respect to distribution of the Shares, so long as the Plan is in effect. The Distributor shall pay all fees and expenses in connection with its qualification as a broker-dealer in the various states and other expenses which have been mutually agreed upon in connection with the offer and sale of Shares which have not been specifically allocated to the Trust.

Section 7.  INDEMNIFICATION.

          7.1 The Trust agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the Securities Act, or under common law or


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otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement shall not inure to the benefit of any such officer, director, or controlling person unless a court of competent jurisdiction shall determine in a final decision on the merits, that the person to be indemnified was not liable by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement ("disabling conduct"), or, in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the indemnified person was not liable by reason of disabling conduct, by
(a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding, or (b) an independent legal counsel in a written opinion.
The Trust's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Trust's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given by letter or telegram addressed to the Trust at its principal business office. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

          7.2 The Distributor agrees to indemnify, defend and hold the Trust, its officers and Trustees and any person who controls the Trust, if any, within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) with the Trust, its officers and Trustees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its Trustees or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Trust for use in the Registration Statement or Prospectus or shall arise out of or be


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based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus or necessary to make such information not misleading. The Distributor's agreement to indemnify the Trust, its officers and Trustees and any such controlling person as aforesaid, is expressly conditioned upon the Distributor being promptly notified of any action brought against the Trust, its officers and Trustees or any such controlling person, such notification being given to the Distributor at its principal business office.

Section 8.  DURATION AND TERMINATION OF THIS AGREEMENT.

          8.1 This Agreement shall become effective as of the date first above written and shall remain in force for two years from the date hereof and thereafter as to each Series of the Trust which has approved the Plan, but only so long as such continuance is specifically approved at least annually by (a) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Shares of each Series, and (b) by the vote of a majority of those Trustees who are not parties to this Agreement or interested persons of any such parties and who have no direct or indirect financial interest in this Agreement or in the operation of the Trust's Plan or in any agreement related thereto ("Independent Trustees"), cast in person at a meeting called for the purpose of voting upon such approval.

          8.2 This Agreement may be terminated at any time as to any Series, without the payment of any penalty, by a majority of the Independent Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Series, or by the Distributor, on sixty (60) days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

          8.3 The terms "affiliated person," "assignment," "interested person" and "vote of a majority of the outstanding voting securities," when used in this Agreement, shall have the respective meanings specified in the 1940 Act.

Section 9.  AMENDMENTS TO THIS AGREEMENT.

          This Agreement may be amended by the parties only if such amendment is specifically approved by (a) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Shares of any Series affected by the Amendment, and (b) by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.


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Section 10.  GOVERNING LAW.

          The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Oregon as at the time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of Oregon, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                              CRABBE HUSON SECURITIES, INC.



                              By:
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                              CRABBE HUSON FUNDS



                              By:
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